Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1-A Amendment No. 1 of our report dated August 18, 2016 with respect to the audited financial statements of Triton Acquisitions Company for the period from May 31, 2016 (inception) to June 30, 2016.

We also consent to the references to us under the heading “Interest of Named Experts and Counsel” in such Registration Statement.

/s/ Berkower LLC

Iselin, New Jersey
September 30, 2016